ETRN AND EQM ANNOUNCE YEAR-END & FOURTH QUARTER 2019 RESULTS

Canonsburg, PA (February 27, 2020) – Equitrans Midstream Corporation (NYSE: ETRN) and EQM Midstream Partners, LP (NYSE: EQM), today announced financial and operational results for the full-year and fourth quarter 2019.
Additionally, in a separate news release, ETRN and EQM announced several transformative actions, including a new 15-year gathering agreement with EQT Corporation (EQT), the purchase of 25.3 million ETRN shares from EQT, ETRN's proposed acquisition of EQM, and a new dividend and capital allocation policy. For details, please see the related news release and investor presentation, which are available via the Investor page of the companies' respective websites at www.equitransmidstream.com and www.eqm-midstreampartners.com.
Highlights:

•	Generated 91% of transmission operating revenue from firm reservation fees in 2019

•	Generated 50% of gathering operating revenue from firm reservation fees in 2019

•	Achieved a record 8.5 Bcf per day gathered volume in the fourth quarter
2019 YEAR-END AND FOURTH QUARTER RESULTS
ETRN announced net loss attributable to ETRN of $(203.7) million for 2019 and $(268.7) million for the fourth quarter 2019. For the quarter, ETRN received $136.0 million in cash from its ownership in EQM; and directly incurred $1.9 million of selling, general and administrative expenses.
For the year, net income attributable to EQM totaled $183.4 million; adjusted EBITDA was $1,338.4 million; net cash provided by operating activities was $1,049.4 million; and distributable cash flow was $961.4 million. For the fourth quarter 2019, net loss attributable to EQM was $(210.5) million; adjusted EBITDA was $343.7 million; net cash provided by operating activities was $304.6 million; and distributable cash flow was $221.7 million. The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures from their most comparable GAAP financial measure.
Net loss attributable to ETRN and EQM for the fourth quarter 2019 was impacted by a $475.5 million impairment charge to goodwill. ETRN also recognized $108.1 million of additional goodwill impairment primarily related to EQM's Ohio gathering assets acquired from EQT in 2018 (Ohio gathering assets). The impairments were primarily driven by lower forecasted natural gas production growth behind the Rice Midstream Partners LP (RMP) gathering assets and Ohio gathering assets, which were acquired by EQM in July 2018 and May 2018, respectively.
For the full-year 2019, net loss attributable to ETRN and net income attributable to EQM were impacted by impairments of long-lived assets of $854.3 million, primarily related to goodwill and certain long-lived assets. For 2019, ETRN also recognized $115.0 million of additional goodwill impairment primarily related to the Ohio gathering assets. The impairments were primarily driven by lower forecast natural gas production growth behind the RMP gathering assets, the Eureka Midstream Holdings, LLC (Eureka) and Hornet Midstream Holdings, LLC (Hornet) gathering assets, the Ohio gathering assets, and certain non-core, FERC-regulated, low-pressure gathering assets.
For the fourth quarter 2019, EQM operating revenue increased by $41.1 million, or 10.7%, compared to the same quarter last year. The increase in revenue was primarily related to the addition of the Eureka and Hornet assets and higher contracted firm gathering capacity and, was partially offset by lower water revenue. Operating expenses increased by $222.8 million compared to the fourth quarter 2018, with $213.6 million related to the impairment charges and the remainder primarily from the addition of the Eureka and Hornet assets.

EQM's full-year 2018 results have been retrospectively recast to include the pre-acquisition results of RMP and the Ohio gathering assets, which came under common control in 2017.
QUARTERLY DIVIDEND AND DISTRIBUTION
ETRN
For the fourth quarter 2019, ETRN paid a quarterly cash dividend of $0.45 per share on February 21, 2020 to ETRN shareholders of record at the close of business on February 11, 2020.
EQM
For the fourth quarter 2019, EQM paid a quarterly cash distribution of $1.16 per common unit on February 13, 2020 to EQM common unitholders of record at the close of business on February 4, 2020.
For the fourth quarter 2019, EQM paid a quarterly cash distribution on the Series A Preferred Units of $1.0364 per Series A Preferred Unit on February 13, 2020 to all Series A preferred unitholders of record at the close of business on February 4, 2020.
EQM EXPANSION AND ONGOING MAINTENANCE CAPITAL EXPENDITURES
Expansion
Expansion capital expenditures and capital contributions to Mountain Valley Pipeline, LLC (MVP JV) were $388 million for the fourth quarter 2019 and $1,615 million for the full year.

$MM	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019
Mountain Valley Pipeline	$252	$755
Gathering(1)(2)	$115	$759
Transmission(3)	$15	$64
Water	$6	$37
Total	$388	$1,615

(1)
Does not reflect approximately $0.2 million and $59.1 million for the three and twelve months ended December 31, 2019 related to non-operating assets acquired by EQM from ETRN that primarily support EQM's gathering activities (Shared Asset Transaction).

(2)	Includes 60% of Eureka expansion capital expenditures.

(3)	Includes capital contributions to MVP JV for the MVP Southgate project.
Ongoing Maintenance
Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long-term, EQM operating capacity or operating income. EQM ongoing maintenance capital expenditures net of expected reimbursements and excluding the non-controlling interest share of Eureka were $61.1 million for the full-year 2019 and $30.7 million for the fourth quarter.

OUTLOOK
EQM Capital Expenditures & Capital Contributions
EQM forecasts 2020 growth capital expenditures (CAPEX) and capital contributions to MVP JV to be $1,200 - $1,300 million; and ongoing maintenance CAPEX to be approximately $55 million, excluding the non-controlling interest share of Eureka.

$MM	Full-Year 2020
Mountain Valley Pipeline	$650 - $700
Gathering(1)	$430 - $460
Transmission(2)	$100 - $120
Water	$20
Total	$1,200 - $1,300

(1)	Includes approximately $60 million from EQM’s 60% interest in Eureka Midstream.

(2)	Includes capital contributions of approximately $50 million to MVP JV for the MVP Southgate project.

BUSINESS AND PROJECT UPDATES
Mountain Valley Pipeline
The MVP JV is working through the project’s remaining legal and regulatory challenges and continues to target a late 2020 full in-service date with an overall project cost estimate of $5.3 billion to $5.5 billion. EQM expects to fund approximately $2.7 billion of the total project cost and, through year-end 2019, has funded approximately $2.0 billion.
MVP Southgate
On February 14, 2020, the Federal Energy Regulatory Commission (FERC) issued the Final Environmental Impact Statement (FEIS) for the MVP Southgate project. Project construction is scheduled to begin this year, upon receiving all necessary permits and authorizations, and MVP Southgate is targeted to enter service in 2021. The approximately 75-mile pipeline is expected to receive gas from MVP in Virginia and transport the gas to new delivery points in Rockingham and Alamance Counties, North Carolina. With a total project cost estimate of $450 million to $500 million, MVP Southgate is backed by a 300 MMcf per day firm capacity commitment from Dominion Energy North Carolina and, as designed, the pipeline has expansion capabilities up to 900 MMcf per day of total capacity. EQM has a 47.2% ownership interest in MVP Southgate and will operate the pipeline.
Hammerhead Pipeline
Hammerhead is a gathering header pipeline that will span approximately 64 miles from southwestern Pennsylvania to Mobley, West Virginia, where both MVP and the Ohio Valley Connector originate. With a total estimated project cost of $555 million, the pipeline is expected to provide 1.6 Bcf per day of capacity, of which 1.2 Bcf per day is contracted under a 20-year firm capacity commitment by EQT. EQM invested approximately $300 million in the Hammerhead project during 2019 and expects to invest the remaining approximately $50 million in 2020. The full in-service date for Hammerhead will coincide with MVP's in-service date, which is targeted for late 2020.
Equitrans Expansion Project
A portion of the Equitrans Expansion Project (EEP) commenced operations with interruptible service in the third quarter 2019. EEP provides approximately 600 MMcf capacity per day and offers access to several markets through interconnects with Texas Eastern Transmission, Dominion Transmission, and Columbia Gas Transmission. EEP will also provide delivery into MVP and once MVP is placed in-service, firm transportation agreements for 550 MMcf per day of capacity will commence under 20-year terms.
Year-end and Fourth Quarter 2019 Earnings Conference Call Information
ETRN and EQM will host a joint conference call with security analysts today, February 27, 2020 at 10:30 a.m. (ET) to discuss year-end and fourth quarter 2019 financial and operating results and other business matters, including the new gathering agreement with EQT, the ETRN share repurchase, and the related transactions and announcements. A presentation webcast and audio live stream of the call will be available on the Internet via the Investors page at www.equitransmidstream.com and www.eqm-midstreampartners.com. Security analysts may access the call: U.S. tollfree at (866) 393-4306; and internationally at (734) 385-2616. The ETRN/EQM joint conference ID is 5280796.
Call Replay: For 14 days following the call, an audio replay will be available at (855) 859-2056 or (404) 537-3406. The ETRN/EQM conference ID: 5280796.
ETRN and EQM management speak to investors from time-to-time and the presentation for these discussions, which is updated periodically, is available via the companies' respective websites at www.equitransmidstream.com and www.eqm-midstreampartners.com.

Annual Report
ETRN and EQM expect to file Annual Reports on Form 10-K for the fiscal year ended December 31, 2019 with the Securities and Exchange Commission (SEC) on February 27, 2020.
The EQM report will be available on EQM's website at www.eqm-midstreampartners.com and the ETRN report will be available on ETRN's website at www.equitransmidstream.com. Both reports will also be available on the SEC website at www.sec.gov.

EQM unitholders may request printed copies of the EQM report, which contains audited financial statements. Email to: investors@equitransmidstream.com; or submit a written request to:
EQM Midstream Partners, LP
Attention: Investor Relations
2200 Energy Drive
Canonsburg, PA 15317
NON-GAAP DISCLOSURES
EQM Adjusted EBITDA and Distributable Cash Flow
As used in this news release, EQM adjusted EBITDA means net (loss) income plus net interest expense, depreciation, amortization of intangible assets, impairments of long-lived assets, payments on EQM's preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense and separation and other transaction costs, less equity income, AFUDC — equity, and adjusted EBITDA attributable to noncontrolling interest. As used in this news release, distributable cash flow means EQM adjusted EBITDA less net interest expense excluding interest income on the Preferred Interest, capitalized interest and AFUDC - debt, ongoing maintenance capital expenditures net of expected reimbursements, and cash distributions earned by Series A preferred unitholders. The impact of noncontrolling interests is also excluded from the calculation of adjustment items to distributable cash flow. Distributable cash flow should not be viewed as indicative of the actual amount of cash that EQM has available for distributions or that EQM plans to distribute and is not intended to be a liquidity measure. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of ETRN's and EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

•
EQM’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;

•	the ability of EQM’s assets to generate sufficient cash flow to make distributions to EQM unitholders;

•	EQM’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
ETRN and EQM believe that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing ETRN's and EQM’s financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income, operating income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in ETRN's and EQM's industry, ETRN's and EQM’s definitions of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. The table below reconciles adjusted EBITDA and distributable cash flow from net income and net cash provided by operating activities as derived from EQM's statements of consolidated operations and cash flows to be included in EQM’s Annual Report on Form 10-K for the year ended December 31, 2019.
ETRN and EQM are unable to provide a reconciliation of EQM's projected adjusted EBITDA from projected net income, the most comparable financial measure calculated in accordance with GAAP, because EQM does not provide guidance with respect to the intra-year timing of its or the MVP JV's capital spending, which impact AFUDC – debt and – equity and equity earnings, among other items, that are reconciling items between adjusted EBITDA and net income. The timing of capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. EQM provides ranges for the full-year 2020 forecasts of net income attributable to EQM and adjusted EBITDA to allow for the variability in the timing of cash receipts and disbursements, capital spending and the impact on the related reconciling items, many of which interplay with one another. Therefore, the reconciliations of projected adjusted EBITDA from projected net income are not available without unreasonable effort.

Reconciliation of EQM Adjusted EBITDA and Distributable Cash Flow

(Thousands, Except Coverage Ratio)	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019

Net (loss) income	$(206,105)	$162,082
Add:
Net interest expense	56,988	209,984
Depreciation	60,383	223,160
Amortization of intangible assets	14,581	53,258
Impairments of long-lived assets	475,520	854,307
Preferred Interest payments	2,746	10,984
Non-cash long-term compensation expense	—	255
Separation and other transaction costs	217	19,344
Less:
Equity income	(50,986)	(163,279)
AFUDC – equity	(234)	(5,161)
Adjusted EBITDA attributable to noncontrolling interest (1)	(9,438)	(26,503)
Adjusted EBITDA	$343,672	$1,338,431
Less:
Net interest expense excluding interest income on the Preferred Interest (2)	(57,333)	(213,360)
Capitalized interest and AFUDC – debt (2)	(8,477)	(28,631)
Ongoing maintenance capital expenditures net of expected reimbursements (2)(5)	(30,683)	(61,108)
Series A Preferred Unit distributions (4)	(25,501)	(73,981)
Distributable cash flow	$221,678	$961,351

Distributions declared: (3)
Limited Partner	$232,531	$927,117
Coverage Ratio	0.95x	1.04x

Net cash provided by operating activities	$304,580	$1,049,407
Adjustments:
Capitalized interest and AFUDC – debt (2)	(8,477)	(28,631)
Principal payments received on the Preferred Interest	1,190	4,661
Ongoing maintenance capital expenditures, net of reimbursements (2)(5)	(30,683)	(61,108)
Adjusted EBITDA attributable to noncontrolling interest (1)	(9,438)	(26,503)
Series A Preferred Unit distributions (4)	(25,501)	(73,981)
Other, including changes in working capital	(9,993)	97,506
Distributable cash flow	$221,678	$961,351

(1)
Reflects adjusted EBITDA attributable to noncontrolling interest associated with the third-party ownership interest in Eureka. Adjusted EBITDA attributable to noncontrolling interest for the year ended December 31, 2019 was calculated as net loss of $21.3 million, plus depreciation of $7.5 million, plus amortization of intangible assets of $3.4 million, plus impairments of long-lived assets of $34.0 million and interest expense of $2.9 million. Adjusted EBITDA attributable to noncontrolling interest for the three months ended December 31, 2019 was calculated as net income of $4.3 million plus depreciation of $2.7 million, plus amortization of intangible assets of $1.2 million and interest expense of $1.2 million.

(2)	Does not reflect amounts related to the non-controlling interest share of Eureka.

(3)	Reflects cash distribution of $1.160 per common unit for fourth quarter of 2019 and 200,457,630 common units outstanding as of December 31, 2019.

(4)	Reflects cash distribution of $1.0364 per Series A Preferred Unit.

(5)
Ongoing maintenance capital expenditures net of expected reimbursements excludes ongoing maintenance that EQM was reimbursed by ETRN in 2019, under the terms of the ETRN Omnibus Agreement, of $0.7 million for the twelve months ended December 31, 2019.

About Equitrans Midstream Corporation:
Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and is one of the largest natural gas gatherers in the United States. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 and, through its subsidiaries, has an operational focus on gas gathering systems, transmission and storage systems, and water services assets that support natural gas producers across the Basin. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work. ETRN owns the non-economic general partner interest and a majority ownership of the limited partner interest in EQM.

Visit Equitrans Midstream Corporation at www.equitransmidstream.com
About EQM Midstream Partners:
EQM Midstream Partners, LP (EQM) is a growth-oriented limited partnership formed to own, operate, acquire, and develop midstream assets in the Appalachian Basin. As one of the largest gatherers of natural gas in the United States, EQM provides midstream services to producers, utilities, and other customers through its strategically located natural gas transmission, storage, and gathering systems, and water services to support energy development and production in the Marcellus and Utica regions. EQM owns approximately 950 miles of FERC-regulated interstate pipelines and also owns and/or operates approximately 1,900 miles of high- and low-pressure gathering lines.

Visit EQM Midstream Partners, LP at www.eqm-midstreampartners.com
Analyst inquiries:
Nate Tetlow – Vice President, Corporate Development and Investor Relations
412-553-5834
ntetlow@equitransmidstream.com
Media inquiries:
Natalie Cox – Director, Communications and Corporate Affairs
412-395-3941
ncox@equitransmidstream.com

Cautionary Statements
This news release contains certain forward-looking statements within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 27A of the United States Securities Act of 1933, as amended (the Securities Act), concerning ETRN and EQM, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of ETRN and EQM, as well as assumptions made by, and information currently available to, such management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN, EQM and their respective affiliates, including whether the proposed transactions will be completed, as expected or at all, and the timing of the closing of the proposed transactions; and whether the conditions to the proposed transactions can be satisfied. These statements are subject to various risks and uncertainties, many of which are outside the parties’ control. Factors that could cause actual results to differ materially from those in the forward-looking statements include guidance regarding EQM's gathering, transmission and storage and water service revenue and volume growth, including the anticipated effects associated with the new Gas Gathering and Compression Agreement and related documents entered into with EQT Corporation (EQT) as described herein (collectively, the EQT Global GGA); projected revenue (including from firm reservation fees and MVCs) and expenses, and the effect on projected revenue associated with the EQT Global GGA; the ultimate gathering fee relief provided to EQT under the EQT Global GGA and related agreements; ETRN’s and EQM’s ability to de-lever; forecasted adjusted EBITDA, net income, distributable cash flow, free cash flow, retained free cash flow, leverage ratio, coverage ratio, and deferred revenue; the weighted average contract life of gathering, transmission and storage contracts; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and storage and water expansion projects); the cost, capacity, timing of regulatory approvals, final design and targeted in-service dates of current projects; the ultimate terms, partners and structure of Mountain Valley Pipeline, LLC (MVP JV) and ownership interests therein; expansion projects in EQM's operating areas and in areas that would provide access to new markets; EQM's ability to provide produced water handling services and realize expansion opportunities and related capital avoidance; ETRN’s and EQM's ability to identify and complete acquisitions and other strategic transactions, including joint ventures, and effectively integrate transactions (including Eureka Midstream Holdings, LLC and Hornet Midstream Holdings, LLC) into ETRN’s and EQM's operations, and achieve synergies, system optionality and accretion associated with transactions, including through increased scale; EQM's ability to access commercial opportunities and new customers for its water services business, and the final terms of any definitive water services agreement between EQT and EQM related to the letter agreement between the parties in respect of water services (Water Services Letter Agreement); any further credit rating impacts associated with MVP, customer credit ratings changes, including EQT's, and defaults, acquisitions and financings and any further changes in ETRN’s or EQM’s respective credit ratings; the timing and amount of future issuances or repurchases of securities; effects of conversion of EQM securities in connection with ETRN’s proposed acquisition of EQM or otherwise; effects of seasonality; expected cash flows and MVCs, including those associated with the EQT Global GGA and any definitive agreement between EQT and EQM related to the Water Services Letter Agreement; capital commitments; projected capital contributions and capital and operating expenditures, including the amount and timing of reimbursable capital expenditures, capital budget and sources of funds for capital expenditures; dividend and distribution amounts and timing and rates, including the effect thereon of completion of the MVP project and expected changes announced by ETRN and EQM on February 27, 2020 in connection with ETRN’s proposed acquisition of EQM; the effect and outcome of pending and future litigation and regulatory proceedings; changes in commodity prices and the effect of commodity prices on EQM's business; liquidity and financing requirements, including sources and availability; interest rates; ETRN’s, EQM’s and EQM’s subsidiaries’ respective abilities to service debt under, and comply with the covenants contained in, their respective credit agreements; expectations regarding production volumes in EQM's areas of operations; ETRN’s and EQM’s abilities to achieve the anticipated benefits associated with the execution of the EQT Global GGA and the Water Services Letter Agreement; the effects of government regulation; and tax status and position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN and EQM have based these forward-looking statements on current expectations and assumptions about future events. While ETRN and EQM consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s and/or EQM’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s and EQM’s business and forward-looking statements include, but are not limited to, those set forth under (i) Item 1A, "Risk Factors" in ETRN's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (the SEC), as may have been updated by Part II, Item 1A, "Risk Factors," of ETRN’s subsequent Quarterly Reports on Form 10-Q filed with the SEC, as well as Item 1A, "Risk Factors" in ETRN's Annual Report on Form 10-K for the year ended December 31, 2019 to be filed with the SEC, and (ii) Item 1A, "Risk Factors" in EQM's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC, as may have been updated by Part II, Item 1A, "Risk Factors," of EQM’s subsequent Quarterly Reports on Form 10-Q filed with the SEC, as well as Item 1A, "Risk Factors" in EQM’s Annual Report on Form 10-K for the year ended December 31, 2019 to be filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ETRN nor EQM intends to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. ETRN and EQM assume no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

No Offer or Solicitation
This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Additional Information and Where to Find It
In connection with their proposed transactions, ETRN and EQM intend to file a registration statement on Form S-4, containing a joint proxy statement/prospectus (the Form S-4) with the SEC. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that ETRN or EQM may file with the SEC or send to the shareholders of ETRN or the unitholders of EQM in connection with the proposed transactions. SHAREHOLDERS OF ETRN AND UNITHOLDERS OF EQM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE FORM S-4 AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN IF AND WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. When available, investors and security holders will be able to obtain copies of these documents, including the proxy statement/prospectus, and any other documents that may be filed with the SEC with respect to the proposed transactions free of charge at the SEC’s website, http://www.sec.gov or as described in the following paragraph.

The documents filed with the SEC by ETRN may be obtained free of charge at its website (www.equitransmidstream.com) or by requesting them by mail at Equitrans Midstream Corporation, 2200 Energy Drive, Canonsburg, PA 15317, Attention: Corporate Secretary, or by telephone at (724) 271-7600. The documents filed with the SEC by EQM may be obtained free of charge at its website (www.eqm-midstreampartners.com) or by requesting them by mail at EQM Midstream Partners, LP, 2200 Energy Drive, Canonsburg, PA 15317, Attention: Corporate Secretary, or by telephone at (724) 271-7600.

Participants in the Solicitation
ETRN, EQM, EQM’s general partner and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions. Information regarding the directors and executive officers of ETRN is contained in ETRN’s Form 10-K for the year ended December 31, 2018 and definitive proxy statement filed with the SEC on April 26, 2019. Information regarding the directors and executive officers of EQM’s general partner is contained in EQM’s Form 10-K for the year ended December 31, 2018. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transactions will be included in the proxy statement/prospectus.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of EQM’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of EQM’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not EQM, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQUITRANS MIDSTREAM CORPORATION
 STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(Thousands, except per share amounts)
Operating revenues (1)	$425,859	$384,791	$1,630,242	$1,495,098
Operating expenses:
Operating and maintenance	47,907	44,917	165,367	163,451
Selling, general and administrative	29,362	40,957	112,915	123,810
Separation and other transaction costs	1,474	37,449	26,080	85,444
Depreciation	60,634	48,586	227,364	175,821
Amortization of intangible assets	14,581	10,387	53,258	41,547
Impairments of long-lived assets	583,664	261,941	969,258	261,941
Total operating expenses	737,622	444,237	1,554,242	852,014
Operating (loss) income	(311,763)	(59,446)	76,000	643,084
Equity income	50,986	25,942	163,279	61,778
Other income	24	1,818	2,661	5,011
Net interest expense	67,927	46,606	256,195	115,454
(Loss) Income before income taxes	(328,680)	(78,292)	(14,255)	594,419
Income tax expense	4,836	39,748	50,704	83,142
Net (loss) income	(333,516)	(118,040)	(64,959)	511,277
Net (loss) income attributable to noncontrolling interests	(64,778)	(69,817)	138,784	292,879
Net (loss) income attributable to ETRN	$(268,738)	$(48,223)	$(203,743)	$218,398

Earnings per share of common stock attributable to ETRN:
Basic:
Weighted average common stock outstanding	254,940	254,432	254,884	254,432
Net (loss) income	$(1.05)	$(0.19)	$(0.80)	$0.86
Diluted:
Weighted average common stock outstanding	254,940	254,432	254,884	255,033
Net (loss) income	$(1.05)	$(0.19)	$(0.80)	$0.86

(1)
Operating revenues included related party revenues from EQT Corporation of $278.7 million and $283.5 million for the three months ended December 31, 2019 and 2018, and $1,122.6 million and $1,111.3 million for the twelve months ended December 31, 2019 and 2018.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED OPERATIONS (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(Thousands, except per unit amounts)
Operating revenues (2)	$425,859	$384,791	$1,630,242	$1,495,098
Operating expenses:
Operating and maintenance	47,907	44,676	165,367	163,451
Selling, general and administrative	27,449	41,093	110,620	121,831
Separation and other transaction costs	217	250	19,344	7,761
Depreciation	60,383	44,957	223,160	171,914
Amortization of intangibles assets	14,581	10,387	53,258	41,547
Impairments of long-lived assets	475,520	261,941	854,307	261,941
Total operating expenses	626,057	403,304	1,426,056	768,445
Operating (loss) income	(200,198)	(18,513)	204,186	726,653
Equity income	50,986	25,942	163,279	61,778
Other income	95	1,818	4,601	5,011
Net interest expense	56,988	45,354	209,984	122,094
Net (loss) income	(206,105)	(36,107)	162,082	671,348
Net income (loss) attributable to noncontrolling interest	4,373	—	(21,291)	3,346
Net (loss) income attributable to EQM	$(210,478)	$(36,107)	$183,373	$668,002

Calculation of limited partner common unit interest in net (loss) income:
Net (loss) income attributable to EQM	$(210,478)	$(36,107)	$183,373	$668,002
Less: Series A Preferred Units interest in net income	(25,501)	—	(73,981)	—
Less: Pre-acquisition net income allocated to EQT	—	—	—	(164,242)
Less: General partner interest in net income - general partner units	—	1,041	—	(6,104)
Less: General partner interest in net income - IDRs	—	(72,674)	—	(255,927)
Limited partner interest in net (loss) income	$(235,979)	$(107,740)	$109,392	$241,729

Net (loss) income per limited partner common unit – basic	$(1.18)	$(0.89)	$0.58	$2.43
Net (loss) income per limited partner common unit – diluted	$(1.18)	$(0.89)	$0.56	$2.43

Weighted average limited partner common units outstanding – basic	200,484	120,475	189,085	99,303
Weighted average limited partner common units outstanding – diluted	200,484	120,475	196,085	99,303

(1)	EQM's consolidated financial statements for the twelve months ended December 31, 2018 have been retrospectively recast to include the pre-acquisition results of RMP.

(2)
Operating revenues included related party revenues from EQT Corporation of $278.7 million and $283.5 million for the three months ended December 31, 2019 and 2018, and $1,122.6 million and $1,111.3 million for the twelve months ended December 31, 2019 and 2018.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
GATHERING RESULTS OF OPERATIONS (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues (2)	$149,598	$113,127	$581,118	$447,360
Volumetric-based fee revenues	163,295	152,503	578,813	549,710
Total operating revenues	312,893	265,630	1,159,931	997,070
Operating expenses:
Operating and maintenance	28,880	24,943	96,740	79,735
Selling, general and administrative	20,457	29,088	80,822	84,001
Separation and other transaction costs	217	250	19,344	7,761
Depreciation	39,808	26,369	144,310	98,678
Amortization of intangible assets	14,581	10,387	53,258	41,547
Impairments of long-lived assets	475,520	261,941	854,307	261,941
Total operating expenses	579,463	352,978	1,248,781	573,663
Operating (loss) income	$(266,570)	$(87,348)	$(88,850)	$423,407

OPERATIONAL DATA
Gathering volumes (BBtu per day):
Firm capacity reservation (2)	3,438	2,088	3,351	2,044
Volumetric-based services	5,016	4,900	4,493	4,445
Total gathered volumes	8,454	6,988	7,844	6,489

Capital expenditures (3)(4)	$148,751	$202,179	$893,804	$717,251

(1)	EQM's consolidated financial statements for the twelve months ended December 31, 2018 have been retrospectively recast to include the pre-acquisition results of RMP.

(2)	Includes revenues and volumes, as applicable, from contracts with MVCs.

(3)
Capital expenditures for the three and twelve months ended December 31, 2019 include expenditures made to ETRN for the Shared Asset Transaction of approximately $0.2 million and $59.1 million, respectively.

(4)	Includes approximately $8.3 million and $25.9 million of capital expenditures related to noncontrolling interests in Eureka for the three and twelve months ended December 31, 2019.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
TRANSMISSION RESULTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$93,518	$94,059	$356,569	$356,725
Volumetric-based fee revenues	7,076	7,313	33,951	30,076
Total operating revenues	100,594	101,372	390,520	386,801
Operating expenses:
Operating and maintenance	10,847	12,481	33,989	39,563
Selling, general and administrative	6,239	9,601	26,865	31,936
Depreciation	13,461	12,495	51,935	49,723
Total operating expenses	30,547	34,577	112,789	121,222
Operating income	$70,047	$66,795	$277,731	$265,579

Equity income	$50,986	$25,942	$163,279	$61,778

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day)
Firm capacity reservation	2,901	3,040	2,823	2,903
Volumetric-based services	17	47	90	59
Total transmission pipeline throughput	2,918	3,087	2,913	2,962

Average contracted firm transmission reservation commitments (BBtu per day)	4,125	4,230	3,966	3,909

Capital expenditures (1)	$13,026	$29,933	$59,313	$114,450

(1)
Transmission capital expenditures do not include capital contributions made to the MVP Joint Venture for the MVP and MVP Southgate projects of approximately $261.7 million and $467.2 million for the three months ended December 31, 2019 and 2018, and twelve months ended December 31, 2019 and 2018 of $774.6 million and $913.2 million, respectively.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
WATER RESULTS OF OPERATIONS (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
FINANCIAL DATA	(Thousands)
Water services revenues	$12,372	$17,789	$79,791	$111,227
Operating expenses:
Operating and maintenance	8,180	7,251	34,638	44,152
Selling, general and administrative	753	2,405	2,933	5,895
Depreciation	7,114	6,093	26,915	23,513
Total operating expenses	16,047	15,749	64,486	73,560
Operating (loss) income	$(3,675)	$2,040	$15,305	$37,667

OPERATIONAL DATA
Water services volumes (MMgal)	296	348	1,808	2,088

Capital expenditures	$5,967	$6,179	$37,457	$23,537

(1)	EQM's consolidated financial statements for the twelve months ended December 31, 2018 have been retrospectively recast to include the pre-acquisition results of RMP.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
CAPITAL EXPENDITURE SUMMARY (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(Thousands)
Expansion capital expenditures (2)(3)	$134,981	$215,564	$925,387	$803,347
Maintenance capital expenditures	32,763	22,727	65,187	51,891
Total capital expenditures (4)	$167,744	$238,291	$990,574	$855,238

(1)	EQM's consolidated financial statements for the twelve months ended December 31, 2018 have been retrospectively recast to include the pre-acquisition results of RMP.

(2)
Expansion capital expenditures for the three months ended December 31, 2019 and 2018 do not include capital contributions made to the MVP JV of $261.7 million and $467.2 million and for the twelve months ended December 31, 2019 and 2018 of $774.6 million and $913.2 million, respectively.

(3)
Expansion capital expenditures for the three and twelve months ended December 31, 2019 include expenditures made to ETRN for the Shared Asset Transaction of approximately $0.2 million and $59.1 million, respectively.

(4)	Includes approximately $8.3 million and $25.9 million of capital expenditures related to noncontrolling interests in Eureka for the three and twelve months ended December 31, 2019.

Source: Equitrans Midstream Corporation